SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : April 21, 2006

HOLOBEAM, INC.
(Exact name of registrant as specified in its charter)









Delaware                           03385     	    22-1840647
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(State or other jurisdiction of   Commission       (I.R.S. Employer
incorporation or organization)    File Number       Identification No.)


217 First Street, P.O. Box 287, Ho-Ho-Kus, NJ             07423-0287
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(Address of principal executive offices)	                (Zip Code)

Registrant's telephone number, including area code 201-445-2420
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Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):


Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the
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Pre-commencement communications pursuant to Rule 14d-2(b)
under Exchange Act (17 CFR 240.14d-2(b))


 Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))




Item 4.02 Non-Reliance on Previously Issued Financial
Statements or a Related Audit Report or Completed Interim
Review.

Management of Holobeam, Inc. (the "Company") determined on April 21, 2006 that our balance sheet and statement of shareholders' equity for fiscal year ended September 30, 2005 and the three months ended December 31, 2005 incorrectly reported the minimum liability for the unfunded accumulated benefit obligation of the Company's defined benefit plan. As a result, we will restate the balance sheet and statement of Shareholders' equity by $221,285 and report as a separate component of stockholders equity a decrease to stockholders' equity and a pension liability by the same amount. The negative equity adjustment recognized in accordance with SFAS 87 as an additional pension liability not yet recognized as net periodic pension cost will be reported as part of a comprehensive income adjustment under SFAS 130 in the statement of stockholders' equity and comprehensive income. As a result of the foregoing, the previously filed financial statements for the fiscal year ended September 30, 2005 and related independent public accountants' report should no longer be relied upon. Further, management and the Audit Committee have determined that the unaudited condensed financial statements for the three months ended December 30, 2005 should no longer be relied upon.

We will file amended financial statements and amended form
10-K for fiscal year ended September 30, 2005 and restate fiscal year 2004 and file amended form 10-Q for the fiscal quarter ended December 31, 2005, within the next five business days.

The above conclusions were reached in consultation with the Audit Committee of the Company's Board of Directors and were discussed the Company's independent registered public accounting firm, R. A. Fredericks & Company LLP. R. A. Fredericks & Company LLP has been provided with a copy of this disclosure in advance of this filing.



SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

        Dated:  May 8, 2006

Holobeam, Inc.

By: /s/ Melvin S. Cook
President and Chairman of the Board